Exhibit  11 -  Statement  regarding  computation  of net income per common share and common share equivalent.

(In thousands, except per share data)                     Three months ended     Six months ended
                                                            September, 30          September, 30
                                                                 1996                  1996
          Average shares outstanding                               5,252               5,249
          Net effect of dilutive stock options, based
              on the treasury stock method                           118                 120

                                                                 =======             =======
          Total shares used in computation                         5,370               5,369
                                                                 =======             =======

          Net loss                                               ($  105)            ($   70)
                                                                 =======             =======

          Net loss per common share and
              common share equivalent                            ($ 0.02)            ($ 0.01)
                                                                 =======             =======



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